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Exhibit 99.3

Steve Workman
Chief Financial Officer
408-542-4102
sworkman@finisar.com

Shelby Palmer
Investor Relations
408-542-5050
spalmer@finisar.com

For Immediate Release

FINSAR CORPORATION ISSUES $100 MILLION OF CONVERTIBLE DEBT SECURITIES

    Sunnyvale, CA, October 10—Finisar Corporation (Nasdaq: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data and telecommunication networks, announced today that it has agreed to the private sale of $100 million in convertible subordinated notes due 2008 to qualified institutional buyers. Finisar will receive $97.0 million in net proceeds and intends to use those proceeds primarily for general corporate purposes, including working capital. The initial purchasers of the notes will also have a 30-day option to purchase additional notes to cover over-allotments, which, if exercised, would give Finisar additional net proceeds of up to approximately $24.3 million.

    The notes will be convertible at a price of $5.52 per share into approximately 18.1 million shares of Finisar common stock, plus approximately 4.5 million additional shares if the over-allotment option is fully exercised. The notes will bear interest at 5.25% per year, payable semiannually and will be redeemable by Finisar at any time on or after October 15, 2004. Finisar has agreed to file a registration statement for the resale of the notes and the shares of the common stock issuable upon conversion of the notes within 90 days after the closing of the offering. The offering is scheduled to close on October 15, 2001, subject to customary closing conditions.

    The notes and the common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended or applicable state securities laws, and are being offered and sold in reliance on Rule 144A under the Securities Act. Unless so registered, the notes and common stock issued upon conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

    This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

About Finisar

    Finisar Corporation (Nasdaq:FNSR) is a technology leader for fiber optic subsystems and network performance test systems which enable high-speed data communications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs). The Company is focused on the application of digital fiber optics to provide a broad line of high-performance, reliable, value-added optical subsystems for networking and storage equipment manufacturers. The Company's headquarters are located at 1308 Moffett Park Drive, Sunnyvale, CA 94089. For more information, visit the Company's web site at http://www.finisar.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

    The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Finisar Corporation's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this document are based upon information available to Finisar Corporation as of the date hereof, and Finisar Corporation assumes no obligation to update any such forward-looking statements. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Other risks relating to Finisar Corporation's business are set forth in Finisar Corporation's Form 10-K report for its fiscal year ending April 30, 2001, as filed with the Securities and Exchange Commission, and other reports filed from time to time with the Securities and Exchange Commission

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  Exhibit 99.3